Exhibit 1.11

Investor Relations	Media Relations
Monish Bahl	Lorretta Gasper
CDC Corporation	CDC Software
678-259-8510	678-259-8631
mbahl@cdcsoftware.com	lgasper@cdcsoftware.com

CDC Software Signs Term Sheet to Acquire A Provider of SaaS

Supply Chain Management Solutions

SHANGHAI, ATLANTA, April 19, 2010 — CDC Software Corporation (NASDAQ: CDCS), a global provider of enterprise software applications and services, today announced it has signed a term sheet to acquire a leading provider of on-demand software as a service (SaaS) supply chain management solutions, the latest move by CDC Software to expand its growing portfolio of SaaS solutions and increase recurring revenue significantly over the next few years.

These new supply chain management products complement the CDC Supply Chain product line and offer cross-sell opportunities for targeted CDC Software customers. This venture-funded company has more than 1,000 customers in 50 countries. The transaction is part of CDC Software’s acquisition strategy to increase its maintenance and SaaS recurring revenue to about 70 percent of total revenue over the next few years.

“We believe that the supply chain management market will continue to see steady growth and offer us solid revenue opportunities,” said Bruce Cameron, president of CDC Software. “We believe this potential acquisition would be an excellent addition to our already strong SaaS product portfolio and help us further increase recurring SaaS revenue. Furthermore, we believe that our forward-thinking goal of reaching 70 percent of revenue coming from maintenance and SaaS recurring revenue in the next few years will help position us solidly for long-term growth and further enhance the value of the company for its shareholders.”

About CDC Software

CDC Software (NASDAQ: CDCS), The Customer-Driven Company™, is a provider of enterprise software applications and a full range of services designed to help organizations deliver a superior customer experience, while increasing efficiencies and profitability. Leveraging a service-oriented architecture (SOA), CDC Software offers multiple delivery options for their solutions including on-premise, hosted, cloud-based Software as a Service (SaaS) or blended-

hybrid deployment offerings. CDC Software’s solutions include enterprise resource planning (ERP), manufacturing operations management, enterprise manufacturing intelligence, supply chain management (demand management, order management and warehouse and transportation management), e-Commerce, human capital management, customer relationship management (CRM), complaint management and aged care solutions.

CDC Software’s recent acquisitions are part of its “acquire, integrate, innovate and grow” strategy. Fueling the success of this strategy is the company’s global scalable business and technology infrastructure featuring multiple complementary applications and services, domain expertise in vertical markets, cost effective product engineering centers in India and China, a highly collaborative and fast product development process utilizing Agile methodologies, and a worldwide network of direct sales and channel operations. This strategy has helped CDC Software deliver innovative and industry-specific solutions to more than 6,000 customers worldwide within the manufacturing, distribution, transportation, retail, government, real estate, financial services, health care, and not-for-profit industries. For more information, please visit www.cdcsoftware.com.

About CDC Corporation

The CDC family of companies includes CDC Software (NASDAQ: CDCS) focused on enterprise software applications and services, CDC Global Services focused on IT consulting services, and outsourced R&D and application development, CDC Games focused on online games, and China.com, Inc. (HKGEM:8006) focused on portals for the greater China markets. For more information about CDC Corporation (NASDAQ: CHINA), please visit www.cdccorporation.net

Cautionary Note Regarding Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the United States Private Securities Litigation Reform Act of 1995, including statements relating to our expectations for completing this acquisition, if at all, and the terms and timing thereof, our expectations regarding the potential benefits of acquiring this business, including potential synergies, our beliefs regarding our strategies to grow our SaaS solutions and expand recurring revenue, our beliefs about the competitive and market position of our products and this business, our beliefs regarding both our and this company’s technology and products, the integration thereof and the expected potential benefits to customers, our beliefs about possible increases in revenues from this acquisition, our beliefs regarding future growth opportunities, strategies and potential increases in shareholder value, our expectations regarding our ability to attain future expansion and success with this businesses’ customers and in the supply chain management market segment, our beliefs about the growth potential for the supply chain management market, our beliefs regarding cross-selling opportunities, our beliefs regarding projected growth and opportunity in this market and the reasons therefore, our beliefs, regarding our current and future competitive market position, our beliefs regarding the timing and availability for any products developed, our beliefs regarding our and this company’s products, and other statements that are not historical fact, the achievement of which involve risks, uncertainties or assumptions. These statements are based on management’s current expectations and are subject to risks and uncertainties and changes in circumstances. There are important factors that could cause actual results to differ materially from those anticipated in the forward looking statements including, among others: the conditions of the supply chain management market, the ability of CDC Software and these products to address the business requirements of the market, demand for and market acceptance of this businesses’ technology, as well as: (a) the ability to realize strategic objectives by taking advantage of market opportunities; (b) the ability to make changes in business strategy, development plans and product offerings to respond to the needs of current, new and potential customers, suppliers and strategic partners; (c) the effects of restructurings and rationalization of operations in our companies; (d) the ability to address technological changes and developments including the development and enhancement of products; (e) the ability to develop and market successful products and services; (f) the entry of new competitors and their technological advances; (g) the need to develop, integrate and deploy enterprise software applications to meet customers’ requirements; and (h) the possibility of development or deployment difficulties or delays; If any such risks or uncertainties materialize or if any of the assumptions proves incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. CDC Software does not endorse, approve, or certify any information contained in any third-party materials cited or referenced herein, nor does it guarantee the accuracy, completeness, efficacy, or timeliness of such information. Further information on risks or other factors that could cause results to differ is detailed in our filings or submissions with the United States Securities and Exchange Commission, and those of our ultimate parent company, CDC Corporation, located at www.sec.gov. All forward-looking statements included in this press release are based upon information available to management as of the date of the press release, and you are cautioned not to place undue reliance on any forward looking statements which speak only as of the date of this press release. The company assumes no obligation to update or alter the forward looking statements whether as a result of new information, future events or otherwise. Historical results are not indicative of future performance.